Exhibit 10.1(b)

August 14, 2017
Horace Mann Educators Corporation
One Horace Mann Plaza
Springfield, Illinois 62715-001
Attention: Angela Christian

Re:    Second Amendment to Credit Agreement
Ladies / Gentlemen,
Please refer to the Amended and Restated Credit Agreement dated as of July 30, 2014 (as previously amended, the “Credit Agreement”) between Horace Mann Educators Corporation, a Delaware Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the rules of interpretation set forth in Section 1.03 of the Credit Agreement shall apply herein as if fully set forth herein, mutatis mutandis.
1.Amendment. The Borrower and Required Lenders agree that the Credit Agreement shall be amended as follows:
(a)    The definition of “Consolidated Debt” is hereby amended in its entirety to read as follows:
“Consolidated Debt” means the consolidated Debt of the Borrower and its consolidated Subsidiaries, including without limitation the principal amount of the Loans, but excluding FHLB Operating Debt in an aggregate amount at any time outstanding up to the Threshold Amount applicable to the relevant Subsidiary less the aggregate market value of securities subject to Securities Lending at such time; provided that any amount of FHLB Operating Debt of any Subsidiary at any time outstanding in excess of the applicable Threshold Amount shall not be excluded from Consolidated Debt.
(b)    The definition of “Threshold Amount” is hereby amended in its entirety to read as follows:
“Threshold Amount” means, (a) with respect to Horace Mann Life Insurance Company, as of any date of determination, ten percent (10%) of the net admitted assets less separate accounts assets (as set forth on the financial statements most recently provided pursuant to Section 5.01(c)) of Horace Mann Life Insurance Company and (b) with respect to Horace Mann Insurance Company, as of any date of determination, the greater of (i) ten percent (10%) of the net admitted assets of the Horace Mann Group or (ii) twenty percent (20%) of statutory surplus of the Horace Mann Group (each as set forth on the financial statements of the Horace Mann Group most recently provided pursuant to Section 5.01(c)).

(c)    The following new definition is added to Section 1.01 in proper alphabetical order:
“Horace Mann Group” means the combined results of the following four property casualty insurers that entered into an intercompany reinsurance pooling agreement effective as of January 1, 2012 in which Horace Mann Insurance Company is the lead company: Horace Mann Insurance Company, Teachers Insurance Company, Horace Mann Property & Casualty Insurance Company, and Horace Mann Lloyds.
(d)    Section 5.01(c) is hereby amended in its entirety to read as follows:
(c)    SAP Financial Statements:
(i)    Within 5 days after the applicable regulatory filing date for each of its Fiscal Quarters, but in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary and of the Horace Mann Group a copy of the Quarterly Statement of each Insurance Subsidiary and of the Horace Mann Group for such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of each Insurance Subsidiary (and with respect to the Horace Mann Group, of Horace Mann Insurance Company) that all such financial statements are complete and correct and present fairly in accordance with SAP the financial position of such Insurance Subsidiary or the Horace Mann Group, as applicable, for the periods then ended.
(ii)    Within 5 days after the applicable regulatory filing date for each of its Fiscal Years, but in any event within 60 days after the end of each Fiscal Year of each Insurance Subsidiary and of the Horace Mann Group a copy of the Annual Statement of each Insurance Subsidiary and of the Horace Mann Group for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of each Insurance Subsidiary (and with respect to the Horace Mann Group, of Horace Mann Insurance Company) that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of such Insurance Subsidiary or the Horace Mann Group, as applicable, for the period then ended.
(iii)    Within 5 days after the applicable regulatory filing date for each of its Fiscal Years, but in any event within 95 days after the close of each Fiscal Year of each Insurance Subsidiary and the Horace Mann Group a copy of each Insurance Subsidiary’s and the Horace Mann Group’s “Statement of Actuarial Opinion” which is provided to the applicable Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary or the Horace Mann Group, as applicable. Such opinion shall be in the format prescribed by the applicable Insurance Code.

(e)    Section 6.10 is hereby amended in its entirety to read as follows:
6.10    Securities Lending. Not permit the aggregate market value of securities subject to Securities Lending for any Insurance Subsidiary to exceed at any time an amount equal to the Threshold Amount applicable to such Insurance Subsidiary less the aggregate amount of FHLB Operating Debt outstanding at such time for such Insurance Subsidiary; provided that for purposes of this Section 6.10, the market value of any security subject to Securities Lending shall be measured as of the time the applicable Securities Lending transaction was entered into.
2.Representations and Warranties. The Borrower represents and warrants as of the date hereof that before and after giving effect to this amendment letter, (i) the representations and warranties set forth in the Credit Agreement will be true and correct with the same effect as if then made, except to the extent that such representation or warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date; and (ii) no Default shall have occurred and be continuing.
3.Conditions Precedent. This amendment letter shall become effective on the date on which the Administrative Agent has received counterparts of this amendment letter signed by the Borrower and the Required Lenders.
4.Continuing Effectiveness, etc. The Borrower acknowledges and affirms that after giving effect to this amendment letter, the Credit Agreement and each other Loan Document shall remain in full force and effect and will continue to constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law). After the effectiveness of this amendment letter, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby. Except to the extent expressly set forth herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This amendment letter is limited to the matters specifically set forth herein and does not constitute a waiver, consent or amendment with respect to any other matter whatsoever.
5.Loan Document. This amendment letter shall be deemed to be a Loan Document for all purposes of the Credit Agreement and each other Loan Document.
6.Ratification. This amendment letter embodies the entire agreement of the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof.
7.Miscellaneous. The provisions of Sections 9.02, 9.03, 9.06, 9.07, 9.09, 9.10 and 9.11 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this amendment letter to be duly executed and delivered as of the date first above written.
JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By: /s/ Hector J. Varona
Name: Hector J. Varona
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Zachary E. Gray
Name: Zachary E. Gray
Title: Vice President

THE NORTHERN TRUST COMPANY

By: /s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Vice President

COMERICA BANK

By: /s/ Eric Hendrickson
Name: Eric Hendrickson
Title: Relationship Manager

STATE STREET BANK AND TRUST COMPANY

By: /s/ Kimberly R. Costa
Name: Kimberly R. Costa
Title: Vice President

ILLINOIS NATIONAL BANK

By: /s/ John Wilson
Name: John Wilson
Title: EVP, Chief Lending Officer

Accepted and agreed as of the date first above written:

HORACE MANN EDUCATORS CORPORATION

By: /s/ Bret A. Conklin
Name: Bret A. Conklin
Title: EVP and CFO

By: /s/ Angela S. Christian
Name: Angela S. Christian
Title: VP and Treasurer

10